UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes our investment in the Domain joint venture. All figures provided below are approximate.

On November 20, 2015, Bluerock Residential Growth REIT, Inc., through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, made an investment in BR – ArchCo Domain Phase 1 JV, LLC, a Delaware limited liability company, or Phase 1 JV.

Specifically, our Operating Partnership made the investment in Phase 1 JV through BRG Domain Phase 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG Phase 1, which acquired a preferred equity interest convertible into a majority common equity interest, or the BRG Phase 1 Interest, in BR Member Domain Phase 1, LLC, a Delaware limited liability company, or BR Phase 1 JV Member, which acquired a 100% limited liability company interest in Phase 1 JV, which is the owner and holder of a 100% limited liability company interest in BR – ArchCo Domain Phase 1, LLC, a Delaware limited liability company, or Phase 1 Owner.

Concurrently and through Phase 1 JV, we caused Phase 1 Owner to acquire that certain tract of land located in Garland, Texas consisting of 10.1 acres and situated at the southwest corner of Bunker Hill Road and the now abandoned Old Miles Road, or the Phase 1 Property, pursuant to that certain Agreement of Purchase and Sale by and between ArchCo Residential LLC, or ArchCo, and RCM Firewheel, LLC, dated May 6, 2015, as amended, or the PSA, which PSA was assigned to Phase 1 Owner in that certain Phase I Partial Assignment and Assumption of Agreement of Purchase and Sale, by and between ArchCo and Phase 1 Owner, dated November 20, 2015.

In conjunction with our investment in the Phase 1 JV, we acquired options to purchase two additional contiguous tracts of land lying to the northwest of the Phase 1 Property and fronting Bunker Hill Road, or the Phase 2 Option and the Phase 3 Option, respectively.

The total purchase price paid for the Phase 1 Property was $3,988,250. The purchase price paid for each of the Phase 2 Option and the Phase 3 Option (each, an Option, and together, the Options), was $50,000 per Option. The purchase of the Phase 1 Property and the Options were based on arm’s length negotiations with an unaffiliated seller. In evaluating the Phase 1 Property, the Phase 2 Option and underlying property and the Phase 3 Option and underlying property as potential investments, a variety of factors were considered, including overall valuation, expected capital expenditures, submarket demographics, expected community features and amenities, location, expected price per unit and expected occupancy.

The organizational structure with respect to the ownership of the Phase 1 Property is such that: (i) the Phase 1 Property is owned by Phase 1 Owner and (ii) Phase 1 Owner is wholly owned by Phase 1 JV. Phase 1 JV is a joint venture entity owned 100% by BR Phase 1 JV Member with ArchCo Domain Member LLC, a Delaware limited liability company, or the ArchCo Phase 1 Member, having a profit interest in the Phase 1 JV equal to 12% of profits after the BR Phase 1 JV Member receives a 15% internal rate of return, compounded monthly, on capital contributions, or the ArchCo Promote.

BR Phase 1 JV Member

BRG Phase 1 has made an initial investment of $4,160,700, including $400,000 in reserves to fund the preferred return over a portion of the projected development period, to acquire the BRG Phase 1 Interest, and Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company and an affiliate of our manager, or SOIF II, has made an initial investment of $441,200 to acquire the common equity of BR Phase 1 JV Member. BRG Phase 1 and SOIF II have entered into a joint venture operating agreement for the BR Phase 1 JV Member, or the BRG Phase 1 JV Agreement.

The BRG Phase 1 JV Agreement contains terms, conditions, and indemnities that are customary and standard for convertible preferred equity investments in joint ventures in the real estate industry.

Management and Major Decisions

SOIF II will be the initial manager of BR Phase 1 JV Member, and will have the power and authority to govern the business of BR Phase 1 JV Member, subject to the approval of certain “major decisions” by members holding a majority of the equity interests and subject to the further requirement that the economic interests of BRG Phase 1 and other rights in and to the Phase 1 Property may not be diluted or altered in a manner that would cause a dilution of or material adverse effect on BRG Phase 1 without its prior written consent. These major decisions include: (i) any act in contravention of the BRG Phase 1 JV Agreement; (ii) any act that would make it impossible to carry out the ordinary business of BR Phase 1 JV Member, Phase 1 JV or Phase 1 Owner; (iii) confessing a judgment against BR Phase 1 JV Member; (iv) possessing or assigning property of BR Phase 1 JV Member, Phase 1 JV or Phase 1 Owner for other than such company’s purposes; (v) admitting a new manager; (vi) admitting a new member; (vii) continuing the business of BR Phase 1 JV Member in contravention of the BRG Phase 1 JV Agreement; and (vii) making any loans or becoming a guarantor of any loans. Additionally, the following actions are subject to the sole approval of BRG Phase 1 (so long as it owns a preferred equity interest): (i) causing BR Phase 1 JV Member to approve any major decision of Phase 1 JV; (ii) approving any amendment of the operating agreement of Phase 1 JV; (iii) filing or consenting to any bankruptcy, insolvency or similar action or proceeding regarding BR Phase 1 JV Member, Phase 1 JV or Phase 1 Owner; (iv) dissolving or liquidating the BR Phase 1 JV Member; (v) distributing any cash or property other than in accordance with the operating agreement of BR Phase 1 JV Member; (vi) merging or consolidating BR Phase 1 JV Member; (vii) amending the operating agreement of BR Phase 1 JV Member; and (viii) causing BR Phase 1 JV Member, Phase 1 JV or Phase 1 Owner to enter into a transaction that would violate the provisions of the Phase 1 JV Agreement, as defined below, designed to protect our status as a REIT.

Prior to the conversion of the preferred equity interest of BRG Phase 1 into a common equity interest, as described below, if any, the manager of BR Phase 1 JV Member may be removed by BRG Phase 1 for “cause,” which includes the institution of a collection action by the construction lender, fraud, gross negligence, breach of fiduciary duty, and any material breach of the BRG Phase 1 JV Agreement not cured within sixty (60) days (or ninety (90) days if such cure cannot be completed in sixty (60) days, but the manager is diligently pursuing such cure). If such manager is removed for cause, then BRG Phase 1 may appoint a replacement manager.

Following the conversion of our preferred equity interest into a common equity interest, as described below, if any, SOIF II shall automatically resign as manager of BR Phase 1 JV Member and BRG Phase 1 shall become the sole manager, removable only by a majority of the equity interest and only for actions constituting fraud or gross negligence causing a material diminution in value of the BR Phase 1 JV Member or its equity interest in Phase 1 JV.

Distributions, Liquidations and Additional Capital Contributions

Under the BRG Phase 1 JV Agreement, the preferred equity interest of BRG Phase 1will earn and will be paid, on a current basis, a preferred return at the annual rate of 15.0% times the outstanding amount of its capital contributions. BRG Phase 1 is not required to make any additional capital contributions beyond its current capital commitment. However, if the BR Phase 1 JV Member makes an additional capital call and SOIF II does not fully fund the same, then BRG Phase 1 may elect to fund such shortfall as an additional capital contribution, in which case those contributions will accrue a preferred return at the rate of 20.0% per annum.

Distributions of operating cash flow of the BR Phase 1 JV Member will be made monthly (as cash flow permits) (i) first, to pay BRG Phase 1 all of its accrued but unpaid preferred returns on its outstanding capital contributions, (ii) next, to pay BRG Phase 1 all of its accrued but unpaid preferred returns on its additional capital contributions, and (iii) finally, the remainder to SOIF II; provided, however, that after the redemption date, discussed below, all operating cash flow will be paid to us until our preferred equity interest is fully redeemed.

Upon a sale, refinancing or other capital transaction regarding the Phase 1 Property, the net proceeds will be distributed by the BR Phase 1 JV Member: (i) to repay any debts or obligations; (ii) to fund any reserves determined in good faith by the BR Phase 1 JV Member’s manager and approved by BRG Phase 1; (iii) to BRG Phase 1 to repay its outstanding additional capital contributions and any outstanding preferred returns on those additional capital contributions; (iv) to BRG Phase 1 to repay our outstanding capital contributions and any outstanding preferred returns on those capital contributions; (v) to SOIF II in accordance with its positive capital account, and (vi) the remainder to SOIF II.

Redemption and Conversion

The BR Phase 1 JV Member is required to redeem the preferred equity interest of BRG Phase 1 on the earlier of the date that is six (6) months following the maturity of the construction loan for the Phase 1 Development, as defined below, (including any extensions thereof but excluding refinancing), or any acceleration thereof. On the redemption date, the BR Phase 1 JV Member is required to pay BRG Phase 1 an amount equal to its outstanding net capital contributions to the BR Phase 1 JV Member plus any accrued but unpaid Preferred Returns. If the BR Phase 1 JV Member does not redeem the preferred equity interest of BRG Phase 1 in full on the required redemption date, then any of the net capital contributions of BRG Phase 1 remaining outstanding will accrue a preferred return at the rate of 20.0% per annum.

BRG Phase 1 has the right, in its sole discretion, to convert its preferred equity interest in BR Phase 1 JV Member into a common equity interest for a period of six (6) months from and after the date upon which 70% of the units in the Phase 1 Development, as defined below, have been leased, or the Conversion Trigger Date. Upon conversion, we will receive a majority common equity interest, expected to be between approximately 83.0% and 88.0% of the aggregate common equity interest in the BR Phase 1 JV Member, or the Expected Interest, and the common equity percentage of SOIF II shall be adjusted accordingly. If the facts as of the Conversion Trigger Date are substantially different from the capital investment assumptions resulting in our receipt of the Expected Interest, then we and SOIF II are required to confer and determine in good faith a new common equity interest percentage relative to our conversion.

If BRG Phase 1 converts to a common equity interest, (i) BRG Phase 1 will no longer have any rights to any preferred returns on, or of, capital contributions to BR Phase 1 JV Member, (ii) BR Phase 1 JV Member will no longer be obligated to redeem BRG Phase 1, and (iii) BRG Phase 1 will become the sole manager of the BR Phase 1 JV Member.

Phase 1 JV

BR Phase 1 JV Member has made an initial investment of $4,201,900 to acquire a 100% equity interest in the Phase 1 JV, and ArchCo Phase 1 Member contributed the PSA and certain intellectual property in exchange for the ArchCo Promote. BR Phase 1 JV Member and ArchCo Phase 1 Member have entered into a joint venture operating agreement for the Phase 1 JV, dated November 20, 2015, or the Phase 1 JV Agreement.

The Phase 1 JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Certain Decisions

BR Phase 1 JV Member is manager of the Phase 1 JV. Under the Phase 1 JV Agreement, the manager has broad authority to act, however, the timing and amounts distributable to the ArchCo Phase 1 Member shall not be adversely affected by, and no other material right of the ArchCo Phase 1 Member shall be effectively subordinated or otherwise diminished by reason of any determination by the manager to (i) accept capital contributions on terms other than the terms that would be applicable if such additional capital contribution were made by the BR Phase 1 JV Member pursuant to the terms of the Phase 1 JV Agreement or (ii) enter into any agreement regarding a direct or indirect contribution of the Phase 1 Property, or a reorganization, merger, or other consolidation of the Phase 1 JV or a subsidiary, or a sale of the Phase 1 Property to an entity in which the BR Phase 1 JV Member or an affiliate is a buyer.

Additional Capital Contributions

The Phase 1 JV Agreement provides that the Phase 1 JV shall accept additional capital contributions as and when the manager shall determine, consistent with all applicable expenses under or relating to line items contained in the development budget, and any approved annual operating budget or for non-discretionary expenses (such as real estate taxes, insurance or debt service), in each case established by the manager in the good faith exercise of its sole discretion; provided, however, the ArchCo Phase 1 Member shall have no obligation to make additional capital contributions. It is anticipated that the total equity required to develop the Phase 1 Property will be approximately $18,570,000, which BRG Phase 1 and SOIF II are expected to contribute on a proportioned basis of 89.5% and 10.5%, respectively.

Distributions

Pursuant to the provisions of the Phase 1 JV Agreement, distributions are made generally as follows: (i) first, to BR Phase 1 JV Member until BR Phase 1 JV Member has received an internal rate of return on its capital contribution equal to 15% and (ii) second, 12% to ArchCo Phase 1 Member and 88% to BR Phase 1 JV Member.

The Domain Development

The Phase 1 Property consists of 10.1 acres in Garland, Texas, a part of the Dallas-Fort Worth metropolitan area. The Phase 2 Option and Phase 3 Option provide the option for us to purchase two additional, contiguous tracts of land consisting of approximately 26.4 acres and lying northwest of the Phase 1 Property, or the Phase 2 Property and the Phase 3 Property, respectively, and collectively with the Phase 1 Property, the Property. The Property is located just east of the cities of Richardson and Plano. Garland, Texas is one of the more populous cities within the Dallas-Fort Worth metropolitan area. The Property is bounded by Bunker Hill Road to the north and President George Bush Turnpike to the south, together providing road access to the Property.

We intend to use the Phase 1 Property to develop a 301-unit, Class A, apartment community, or the Phase 1 Development. The estimated cost of the Phase 1 Development is $47,160,000, or $156,674 per unit. The Phase 1 Development is projected to be capitalized with a senior construction loan in the amount of $33,100,000 representing 70% loan-to-cost.

The Phase 1 Development will consist of three-story, wood-frame, garden-style buildings with surface parking, and both attached and detached garages. Amenities within the community will include a resort-style swimming pool and spa, fitness center, and business center.

 The Phase 2 Option provides us, through our indirect ownership of a subsidiary, or the Phase 2 Owner, with the opportunity to buy the Phase 2 Property at a cost of approximately $5,075,000. We intend to purchase and develop the Phase 2 Property into an apartment community, or the Phase 2 Development. Subject to our ability to extend the closing date, closing on the Phase 2 Property must occur within 30 days after notice of our election to exercise the Phase 2 Option, but no later than (i) six months after Phase 1 Owner receives a final certificate of occupancy for the Phase I Development or (ii) December 15, 2017, whichever occurs earlier.

The Phase 3 Option provides us, through our indirect ownership of a subsidiary, or Phase 3 Owner, with the opportunity to buy the Phase 3 Property at a cost of approximately $6,000,000. We intend to purchase and develop the Phase 3 Property into an apartment community, or the Phase 3 Development. Subject to our ability to extend the closing date, closing on the Phase 3 Property must occur within 30 days after notice of our election to exercise the Phase 3 Option, but no later than (i) six months after Phase 2 Owner receives a final certificate of occupancy for the Phase 2 Development or (ii) December 15, 2019, whichever occurs earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: November 27, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer